Exhibit 3.1(f)(i)

                               STATE OF NEW MEXICO



                          CERTIFICATE OF INCORPORATION
                                       OF

                           NEW MEXICO CHECK MART, INC.

                                    127,160-0




               The State Corporation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the BUSINESS Corporation Act, have been received by it and are found to conform to law.

               Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Incorporation, and attaches hereto a duplicate original of the Articles of Incorporation.



                              In Testimony Whereof, the State Corporation
                              Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe on


                                   MAY 24, 1985
                              ----------------------------------------


                              [signature illegible]
                              ----------------------------------------
                                                       Chairman


                              By:


                              [signature illegible]
                              ----------------------------------------
                                                       Director


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

                            ARTICLES OF INCORPORATION

                                       OF

                           NEW MEXICO CHECK MART, INC.


               The undersigned natural persons of the age of 21 years or more, acting as incorporators of a corporation (the "Corporation") under the provisions of the New Mexico Business Corporation Act (this act as amended from time to time is referred to herein as the Act), adopt the following Articles of Incorporation:

                                   ARTICLE I.

                                      Name
                                      -----

               The name of the Corporation is New Mexico Check Mart, Inc.

                                   ARTICLE II.

                                    Duration
                                    ---------
               The Corporation shall have perpetual existence.

                                  ARTICLE III.
                               Purposes and Powers
                               --------------------

               The Corporation is organized for the following purposes and shall have the following powers:

          A.   To operate a check cashing service; and

          B. To participate in any other lawful business for which corporations may be organized under the Act.



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               The Corporation shall have the power to do everything
     necessary, proper, advisable, or convenient to accomplish any of the purposes hereinabove set forth, including all things incidental to or connected with their accomplishment, that are not forbidden by the Act, by other law, or by these Articles of Incorporation.

                                   ARTICLE IV.
                                Authorized Shares
                                ------------------

               The Corporation shall have authority to issue 50,000 shares of common stock of a single class.

                                   ARTICLE V.
                                Preemptive Rights
                                ------------------

               The holders of the common stock of the Corporation shall have no preemptive rights, as such holders, to acquire any shares or securities of any class that may at any time be or have been issued by the Corporation.

                                   ARTICLE VI.
                        Provisions for Regulation of the
                        ---------------------------------
                       Internal Affairs of the Corporation
                       ------------------------------------

               Section 1.  Bylaws.  The initial Bylaws of the Corporation
               ----------  ------
     shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the




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     affairs of the Corporation not inconsistent with the Act, or these
     Articles of Incorporation.

               Section 2.  Transactions in which Directors have an
               ----------  ---------------------------------------
     Interest.  Any contract or other transaction between the Corporation
     --------
     and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. This section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.




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                                  ARTICLE VII.
                    Address of Initial Registered Office and
                    -----------------------------------------
                        Name of Initial Registered Agent
                        ---------------------------------

               Section 1.  Registered Office.  The address of the initial
               ----------  -----------------
     registered office of the Corporation is 4521 Central Avenue, N.E., Albuquerque, New Mexico.

               Section 2.  Registered Agent.  The name of the initial reg
               ----------  ----------------
     istered agent of the Corporation, an individual resident in New Mexico whose business office is at the above address, is William Beamish.

                                  ARTICLE VIII.
                               Board of Directors
                               -------------------

               Section 1.  Initial Board of Directors.  The initial Board
               ----------  --------------------------
     of Directors shall consist of two members, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors shall have been elected and qualified, are:

           Name                             Address
           ----                             -------
     William Beamish                4521 Central Avenue, N.E.
                                    Albuquerque, NM  87108

     Brent Therrien                 10024-82nd Avenue
                                    Edmonton, Alberta, Canada


               Section 2.  Increase or Decrease of Directors.  The number
               ----------  ---------------------------------
     of Directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the Bylaws;





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     but no decrease shall have the effect of shortening the term of any incumbent director.
                                   ARTICLE IX.
                                  Incorporators
                                  --------------

               The name and address of the Incorporators of the Corporation are:
           Name                             Address
           ----                             -------
     William Beamish                4521 Central Avenue, N.E.
                                    Albuquerque, NM  87108

     Brent Therrien                 10024-82nd Avenue
                                    Edmonton, Alberta, Canada







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               EXECUTED this 8 day of May, 1985.


                                   /s/ William Beamish
                                   ------------------------------
                                   William Beamish


                                   /s/ Brent Therrien
                                   ------------------------------
                                   Brent Therrien



     STATE OF                 )
              ----------------
                              )  ss:
     COUNTY OF                )
               ---------------
               The foregoing instrument was acknowledged before me this 8 day of May, 1985, by William Beamish and Brent Therrien.

                                   [signature illegible]
                                   ------------------------------
                                   Notary Public


     My Commission Expires:

     Barrister & Solicitor
     ------------------------------
     No Expiry Date



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